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                                                                    EXHIBIT 99.1


                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Ventures National Incorporated, (the "Company") on Form 10-KSB for the period ending August 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Louis J. George, Chief Executive Officer of the Company and Acting Treasurer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                            /s/ Louis J. George
                                            -----------------------------------
                                            Louis J. George
                                            Chief Executive Officer
                                            Interim Chief Financial Officer

Dated:  December 16, 2002